Exhibit 99.1  Press Release dated July 28, 2008.




RELEASE:                 NEW HARTFORD, NY, July 28, 2008
CONTACT:                 Christopher R. Byrnes (315) 738-0600 ext. 226
                         cbyrnes@partech.com,  www.partech.com


                           PAR TECHNOLOGY CORPORATION

                            -SECOND QUARTER RESULTS-

-- Revenues grow 15% to record $57.2 million
        ----------------------------------------------------------------
             NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)

New Hartford, NY--July 28, 2008--PAR Technology Corporation (NYSE:PTC - News) today announced results for the second quarter ended June 30, 2008.

PAR reported record second quarter revenues of $57.2 million, a 15% increase from the $49.9 million reported in the same period a year ago. Net income of $674,000 was reported for the second quarter 2008, compared with a net loss of $1 million in the second quarter of 2007. Diluted earnings per share were $0.05 for the second quarter of 2008, compared to a diluted loss per share of $0.07 for the second quarter of last year.

For the six months ended June 30, 2008, PAR Technology Corporation reported revenues of $109.3 million, a 12% increase from the $97.7 million reported one year ago. The Company reported a net loss of $71,000 for the first six months of 2008 versus a net loss of $2.3 million reported for the first six months of 2007, that resulted in ($0.00) per diluted share in 2008 and $0.16 loss per diluted share over the same period in 2007.

John W. Sammon, PAR Chairman & CEO commented, "Despite challenging economic conditions, we achieved record top line results and modest profitability during the second quarter as our long-term growth drivers began to yield positive results. Our performance during the quarter reflects the continued resiliency and strength of our market segments including QSR restaurants, high end hotels/spas and government customers against the backdrop of a difficult consumer environment. Our government business continues to perform well and we anticipate a favorable trend in all of our business segments going forward."

Sammon continued, "Our turnaround financial performance is testament to the commitment of our employees and is further evidence of the importance of integrated solutions in the hospitality marketplace. We believe we have set the infrastructure in place to allow for continued success in the long term. Our level of confidence in achieving our expectations for the year has increased as we continue to grow revenues from our expanded hospitality customer base and strong trends in our government contracting business."

Certain Company information in this release or by its spokespersons from time to time may contain forward-looking statements. Any statements in this document that do not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation creates and markets products that help hospitality operators around the world to better manage money, materials, people and the guest experience. PAR has provided hardware, software and services to the world's largest restaurant chains and their franchisees for almost 30 years. Today the Company's extensive offering includes technology solutions for the full spectrum of hospitality operations, from boutique hotels and independent table service restaurants to international QSR chains, all backed by PAR's global service network. The Company has over 45,000 installations in 105 countries worldwide. PAR is also a leader in providing computer-based system design and engineering services to the Department of Defense and Federal Government Agencies. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For more information visit the Company's website at www.partech.com.

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)
                                   (unaudited)

                                                          June 30,  December 31,
                                                            2008        2007
                                                          -------   ------------
Assets
Current assets:
     Cash and cash equivalents .........................  $   3,357   $   4,431
     Accounts receivable-net ...........................     45,568      43,608
     Inventories-net ...................................     40,808      40,319
     Income tax refunds ................................      1,352         521
     Deferred income taxes .............................      5,039       5,630
     Other current assets ..............................      3,454       3,370
                                                          ---------   ---------
         Total current assets ..........................     99,578      97,879
Property, plant and equipment - net ....................      7,401       7,669
Deferred income taxes ..................................        443         503
Goodwill ...............................................     26,798      26,998
Intangible assets - net ................................      9,263       9,899
Other assets ...........................................      1,978       3,570
                                                          ---------   ---------
              Total Assets .............................  $ 145,461   $ 146,518
                                                          =========   =========
Liabilities and Shareholders' Equity
Current liabilities:
     Current portion of long-term debt .................  $     917   $     772
     Borrowings under lines of credit ..................      7,862       2,500
     Accounts payable ..................................     11,746      16,978
     Accrued salaries and benefits .....................      9,286       9,919
     Accrued expenses ..................................      3,241       3,860
     Customer deposits .................................      4,089       3,898
     Deferred service revenue ..........................     14,260      14,357
                                                          ---------   ---------
         Total current liabilities .....................     51,401      52,284
                                                          ---------   ---------
Long-term debt .........................................      6,430       6,932
                                                          ---------   ---------
Other long-term liabilities ............................      2,319       2,315
                                                          ---------   ---------
 Shareholders' Equity:
     Preferred stock, $.02 par value,
       1,000,000 shares authorized .....................       --          --
     Common stock, $.02 par value,
       29,000,000 shares authorized;
       16,098,818 and 16,047,818 shares issued;
       14,446,063 and 14,395,063 outstanding ...........        322         321
     Capital in excess of par value ....................     39,610      39,252
     Retained earnings .................................     50,380      50,451
     Accumulated other comprehensive income ............        508         472
     Treasury stock, at cost, 1,652,755 shares .........     (5,509)     (5,509)
                                                          ---------   ---------
         Total shareholders' equity ....................     85,311      84,987
                                                          ---------   ---------
              Total Liabilities and Shareholders' Equity  $ 145,461   $ 146,518
                                                          =========   =========


                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                      For the three months    For the six months
                                                          ended June 30,         ended June 30,
                                                     ---------------------   ---------------------
                                                        2008        2007       2008          2007
                                                     ---------   ---------   ---------   ---------

Net revenues:
     Product ......................................  $  20,751   $  18,320   $  37,648   $  35,026
     Service ......................................     17,729      16,100      34,144      31,629
     Contract .....................................     18,754      15,452      37,549      31,053
                                                     ---------   ---------   ---------   ---------
                                                        57,234      49,872     109,341      97,708
                                                     ---------   ---------   ---------   ---------
Costs of sales:
     Product ......................................     12,612      10,699      22,037      21,007
     Service ......................................     12,877      11,886      25,360      24,052
     Contract .....................................     17,713      14,652      35,553      29,206
                                                     ---------   ---------   ---------   ---------
                                                        43,202      37,237      82,950      74,265
                                                     ---------   ---------   ---------   ---------

           Gross margin ...........................     14,032      12,635      26,391      23,443
                                                     ---------   ---------   ---------   ---------
Operating expenses:
     Selling, general and administrative ..........      8,742       9,186      17,803      17,895
     Research and development .....................      3,890       4,387       8,011       8,201
     Amortization of identifiable intangible assets        389         394         779         784
                                                     ---------   ---------   ---------   ---------
                                                        13,021      13,967      26,593      26,880
                                                     ---------   ---------   ---------   ---------

Operating income (loss) ...........................      1,011      (1,332)       (202)     (3,437)
Other income, net .................................        229         154         543         394
Interest expense ..................................       (121)       (237)       (470)       (459)
                                                     ---------   ---------   ---------   ---------
Income (loss) before
   provision for income taxes .....................      1,119      (1,415)       (129)     (3,502)
(Provision) benefit for income taxes ..............       (445)        394          58       1,173
                                                     ---------   ---------   ---------   ---------
Net income (loss) .................................  $     674   $  (1,021)  $     (71)  $  (2,329)
                                                     =========   =========   =========   =========
Earnings (loss) per share
     Basic ........................................  $     .05   $    (.07)  $    (.00)  $    (.16)
     Diluted ......................................  $     .05   $    (.07)  $    (.00)  $    (.16)
Weighted average shares outstanding
     Basic ........................................     14,394      14,348      14,386      14,334
                                                     =========   =========   =========   =========
     Diluted ......................................     14,798      14,348      14,386      14,334
                                                     =========   =========   =========   =========